SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C. 20549

                        __________________

                             FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of
                    The Securities Act of 1934


 Date of Report(Date of Earliest Event Reported): June 21, 2000


                NOVA NATURAL RESOURCES CORPORATION
      (Exact name of registrant as specified in its charter)


Colorado                        0-15078        84-1227328
(State or other jurisdiction    (Commission    (I.R.S. Employer
of incorporation)               File No.)      Identification No.)


4340 East Kentucky Ave, Suite 418, Glendale, Colorado 80246
(Address of principal executive offices)             (Zip Code)


                          (303)863-1997
        (Registrant's telephone number, including area code)
ITEM 5. Other Events

The Company reported on April 24, 2000 that it had signed a Letter of Intent with Torita Donghao LLC ("Torita Delaware"), a Delaware Corporation by which Torita Delaware will acquire control of the Company. Torita Delaware is a wholly-owned subsidiary of Torita Group of the People's Republic of China ("PRC").

A provision of the Letter of Intent provided for its termination upon the earlier of the entering into by Torita Delaware and Nova Natural Resources Corporation ("Nova") of a definitive agreement covering the contemplated transaction, or 60 days from April 21, 2000, whichever was earlier, unless the Parties agreed to an earlier termination.

In order to complete negotiation of the definitive agreement and provide time for the parties to conduct appropriate due diligence activities, Torita Delaware and Nova have agreed to extend the expiration date of the Letter of Intent to July 31, 2000.

The Letter of Intent is non-binding, and completion of the transaction depends on execution of the definitive acquisition agreement and the completion of satisfactory due diligence. Although Nova has every intent to successfully complete this transaction, there can be no assurance that this transaction will be completed, or if completed, that the terms will be as presently contemplated.


Nova Natural Resources Corporation
(Registrant)

BY: /s/ Brian B. Spillane
    ________________________________
    Brian B. Spillane, President


BY: /s/ James R. Schaff
    ________________________________
    James R. Schaff, Secretary-Treasurer